FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2016 Financial Results

Delivers 8% adjusted operating margin and $0.18 adjusted EPS

HANOVER, Md. - March 3, 2016 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal first quarter ended January 31, 2016.

For the fiscal first quarter 2016, Ciena reported revenue of $573.1 million as compared to $529.2 million for the fiscal first quarter 2015.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal first quarter 2016 was $(11.5) million, or $(0.08) per diluted common share, which compares to a GAAP net loss of $(18.8) million, or $(0.17) per diluted common share, for the fiscal first quarter 2015.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2016 was $25.2 million, or $0.18 per diluted common share, which compares to an adjusted (non-GAAP) net income of $13.6 million, or $0.12 per diluted common share, for the fiscal first quarter 2015.

"We delivered strong first quarter business and financial performance, including 8% adjusted operating margin, highlighted by engagement with a more diverse set of customers," said Gary B. Smith, president and CEO, Ciena. “Despite some recent volatility in the broader macroeconomic environment, the demand drivers for our business remain firmly in place and we are well positioned to translate our market leadership into continued growth and profitability this fiscal year.”

Fiscal First Quarter 2016 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q1	Q4	Q1	Period Change
	FY 2016	FY 2015	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$573.1	$692.0	$529.2	(17.2)%	8.3%
Gross margin	43.9%	43.8%	43.5%	0.1%	0.4%
Operating expense	$240.2	$293.6	$226.1	(18.2)%	6.2%
Operating margin	2.0%	1.4%	0.8%	0.6%	1.2%

	Non-GAAP Results
	Q1	Q4	Q1	Period Change
	FY 2016	FY 2015	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$573.1	$692.0	$529.2	(17.2)%	8.3%
Adj. gross margin	44.7%	44.9%	44.1%	(0.2)%	0.6%
Adj. operating expense	$208.4	$220.5	$197.3	(5.5)%	5.6%
Adj. operating margin	8.3%	13.0%	6.8%	(4.7)%	1.5%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2016		Q4 FY 2015		Q1 FY 2015
	Revenue	%	Revenue	%	Revenue	%
Networking Platforms	$449.5	78.4	$564.7	81.6	$413.9	78.2
Software and Software-Related Services	25.4	4.4	26.3	3.8	23.5	4.4
Global Services	98.2	17.2	101.0	14.6	91.8	17.4
Total	$573.1	100.0	$692.0	100.0	$529.2	100.0

Additional Performance Metrics for Fiscal First Quarter 2016

	Revenue by Geographic Region
	Q1 FY 2016		Q4 FY 2015		Q1 FY 2015
	Revenue	%	Revenue	%	Revenue	%
North America	$392.7	68.5	$480.0	69.4	$331.5	62.6
Europe, Middle East and Africa	80.7	14.1	94.0	13.6	111.0	21.0
Caribbean and Latin America	43.8	7.6	45.7	6.6	42.8	8.1
Asia Pacific	55.9	9.8	72.3	10.4	43.9	8.3
Total	$573.1	100.0	$692.0	100.0	$529.2	100.0

•	U.S. customers contributed 63.7% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 22% of total revenue

•	Cash and investments totaled $995.4 million

•	Cash flow from operations totaled $15.0 million

•	Average days' sales outstanding (DSOs) were 75

•	Accounts receivable balance was $480.4 million

•	Inventories totaled $205.7 million, including:

◦	Raw materials: $51.9 million

◦	Work in process: $13.4 million

◦	Finished goods: $118.0 million

◦	Deferred cost of sales: $76.4 million

◦	Reserve for excess and obsolescence: $(54.0) million

•	Product inventory turns were 5.1

•	Headcount totaled 5,363

Business Outlook for Fiscal Second Quarter 2016
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal second quarter 2016 financial performance to include:

•	Revenue in the range of $615 to $645 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense of approximately $225 million

Live Web Broadcast of Unaudited Fiscal First Quarter 2016 Results
Ciena will host a discussion of its unaudited fiscal first quarter 2016 results with investors and financial analysts today, Thursday, March 3, 2016 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered strong first quarter business and financial performance, including 8% adjusted operating margin, highlighted by engagement with a more diverse set of customers"; “Despite some recent volatility in the broader macroeconomic environment, the demand drivers for our business remain firmly in place and we are well positioned to translate our market leadership into continued growth and profitability this fiscal year”; "Ciena expects fiscal second quarter 2016 financial performance to include: Revenue in the range of $615 to $645 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense of approximately $225 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 21, 2015. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,
	2016	2015
Revenue:
Products	$457,589	$422,315
Services	115,526	106,847
Total revenue	573,115	529,162
Cost of goods sold:
Products	260,482	236,548
Services	61,183	62,319
Total cost of goods sold	321,665	298,867
Gross profit	251,450	230,295
Operating expenses:
Research and development	108,046	100,761
Selling and marketing	82,478	76,712
General and administrative	31,142	29,553
Acquisition and integration costs	1,299	—
Amortization of intangible assets	16,862	11,019
Restructuring costs	384	8,085
Total operating expenses	240,211	226,130
Income from operations	11,239	4,165
Interest and other income (loss), net	(8,776)	(8,233)
Interest expense	(12,710)	(13,661)
Loss before income taxes	(10,247)	(17,729)
Provision for income taxes	1,299	1,050
Net loss	$(11,546)	$(18,779)

Net Loss per Common Share
Basic net loss per common share	$(0.08)	$(0.17)
Diluted net loss per potential common share	$(0.08)	$(0.17)

Weighted average basic common shares outstanding	136,675	107,773
Weighted average dilutive potential common shares outstanding	136,675	107,773

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$660,321	$790,971
Short-term investments	210,010	135,107
Accounts receivable, net	480,382	550,792
Inventories	205,664	191,162
Prepaid expenses and other	194,643	196,178
Total current assets	1,751,020	1,864,210
Long-term investments	125,060	95,105
Equipment, building, furniture and fixtures, net	199,561	191,973
Goodwill	256,434	256,434
Other intangible assets, net	182,167	202,673
Other long-term assets	75,073	84,656
Total assets	$2,589,315	$2,695,051
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$183,852	$222,140
Accrued liabilities	262,213	316,283
Deferred revenue	106,664	126,111
Current portion of long-term debt	2,500	2,500
Total current liabilities	555,229	667,034
Long-term deferred revenue	67,027	62,962
Other long-term obligations	81,716	72,540
Long-term debt, net	1,258,316	1,271,639
Total liabilities	$1,962,288	$2,074,175
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 137,436,562 and 135,612,217 shares issued and outstanding	1,374	1,356
Additional paid-in capital	6,663,765	6,640,436
Accumulated other comprehensive loss	(27,776)	(22,126)
Accumulated deficit	(6,010,336)	(5,998,790)
Total stockholders’ equity (deficit)	627,027	620,876
Total liabilities and stockholders’ equity (deficit)	$2,589,315	$2,695,051

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2016	2015
Cash flows provided by operating activities:
Net loss	$(11,546)	$(18,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	14,449	13,772
Share-based compensation costs	14,477	10,807
Amortization of intangible assets	20,506	13,219
Provision for inventory excess and obsolescence	7,016	5,787
Provision for warranty	4,971	2,293
Other	11,087	(10,598)
Changes in assets and liabilities:
Accounts receivable	63,332	(1,218)
Inventories	(22,134)	7,097
Prepaid expenses and other	6,761	(11,536)
Accounts payable, accruals and other obligations	(80,014)	2,210
Deferred revenue	(13,925)	9,084
Net cash provided by operating activities	14,980	22,138
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(28,873)	(11,194)
Purchase of available for sale securities	(134,869)	(50,085)
Proceeds from maturities of available for sale securities	30,000	40,000
Settlement of foreign currency forward contracts, net	(295)	9,314
Net cash used in investing activities	(134,037)	(11,965)
Cash flows provided by (used in) financing activities:
Payment of long term debt	(14,639)	(625)
Payment for debt and equity issuance costs	(797)	(60)
Payment of capital lease obligations	(1,627)	(2,993)
Proceeds from issuance of common stock	8,870	8,302
Net cash provided by (used in) financing activities	(8,193)	4,624
Effect of exchange rate changes on cash and cash equivalents	(3,400)	(2,794)
Net increase (decrease) in cash and cash equivalents	(130,650)	12,003
Cash and cash equivalents at beginning of period	790,971	586,720
Cash and cash equivalents at end of period	$660,321	$598,723
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$9,556	$8,754
Cash paid during the period for income taxes, net	$3,702	$2,894
Non-cash investing activities
Purchase of equipment in accounts payable	$8,782	$3,270
Debt issuance costs in accrued liabilities	$190	$187
Equipment acquired under capital lease	$1,219	$—
Construction in progress subject to build-to-suit lease	$11,522	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Three Months Ended January 31,
	2016	2015
Gross Profit Reconciliation
GAAP gross profit	$251,450	$230,295
Share-based compensation-products	571	487
Share-based compensation-services	592	519
Amortization of intangible assets	3,438	2,200
Total adjustments related to gross profit	4,601	3,206
Adjusted (non-GAAP) gross profit	$256,051	$233,501
Adjusted (non-GAAP) gross profit percentage	44.7%	44.1%

Operating Expense Reconciliation
GAAP operating expense	$240,211	$226,130
Share-based compensation-research and development	3,428	2,167
Share-based compensation-sales and marketing	4,735	3,659
Share-based compensation-general and administrative	5,129	3,919
Acquisition and integration costs	1,299	—
Amortization of intangible assets	16,862	11,019
Restructuring costs	384	8,085
Total adjustments related to operating expense	31,837	28,849
Adjusted (non-GAAP) operating expense	$208,374	$197,281

Income from Operations Reconciliation
GAAP income from operations	$11,239	$4,165
Total adjustments related to gross profit	4,601	3,206
Total adjustments related to operating expense	31,837	28,849
Adjusted (non-GAAP) income from operations	$47,677	$36,220
Adjusted (non-GAAP) operating margin percentage	8.3%	6.8%

Net Income Reconciliation
GAAP net loss	$(11,546)	$(18,779)
Total adjustments related to gross profit	4,601	3,206
Total adjustments related to operating expense	31,837	28,849
Non-cash gain associated with the conversion of convertible notes	(106)	—
Non-cash interest expense	441	361
Adjusted (non-GAAP) net income	$25,227	$13,637

Weighted average basic common shares outstanding	136,675	107,773
Weighted average dilutive potential common shares outstanding [1]	151,408	121,896

Net Income per Common Share
GAAP diluted net loss per common share	$(0.08)	$(0.17)
Adjusted (non-GAAP) diluted net income per common share [2]	$0.18	$0.12

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2016 includes 1.8 million shares underlying certain stock options and restricted stock units and 12.9 million shares underlying Ciena's 0.875% convertible senior notes.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2015 includes 1.0 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2016 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the fiscal first quarter of 2015 requires adding back interest expense of approximately approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors, associated with our acquisitions of Cyan on August 3, 2015 and TeraXion on February 1, 2016. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Non-cash gain associated with the conversion of convertible notes - an infrequent gain related to the repurchase and early extinguishment of a portion of Ciena's 0.875% senior convertible notes due June 15, 2017 during the first quarter of fiscal 2016.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.